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                                        BYLAWS

                                          OF

                                     VYSIS, INC.

                                      ARTICLE I
                                       OFFICES

    Section 1. The registered office of the Corporation shall be in the City of [Wilmington, County of New Castle,] State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                      ARTICLE II
                                     STOCKHOLDERS

    Section 1. TIME AND PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of a designation of a place for any such meeting by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

    Section 2. ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

    Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Corporation's Certificate of Incorporation (as the same may be amended from time to time, the "CERTIFICATE OF INCORPORATION"), may be called by the Chairman of the Board, the President or by resolution of the Board of Directors, and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of a majority of the Board of Directors.

    Section 4. NOTICE OF MEETINGS. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

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    Section 5.     QUORUM; ADJOURNMENT.  The holders of shares of capital stock having a majority of the votes which could be cast by the holders of all shares of capital stock of the Corporation, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise required by these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law as from time to time in effect (the "DELAWARE LAW"). If a quorum is not represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Withdrawal of stockholders from any meeting shall not cause the failure of a duly constituted quorum at such meeting.

    Section 6. VOTING. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person, or by proxy appointed in an instrument in writing subscribed by the stockholder or otherwise appointed in accordance with Section 212 of the Delaware Law, each share of voting stock owned by such stockholder of record on the record date for the meeting. Each stockholder shall be entitled to one vote for each share of voting stock held by such stockholder, unless otherwise provided in the Delaware Law or the Certificate of Incorporation. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Any stockholder who is in attendance at a meeting of stockholders either in person or by proxy, but who abstains from the vote on any matter, shall not be deemed present or represented at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present or represented at such meeting for all other purposes. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof, in accordance with the Delaware Law.

    Section 7. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present

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and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                     ARTICLE III
                                      DIRECTORS

    Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed and controlled by or under the direction of its Board of Directors, which may exercise all such powers of, and do all such acts and things as may be done by, the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

    Section 2. NUMBER, QUALIFICATION AND TENURE. The Board of Directors of the Corporation shall consist of such number of directors as shall be determined from time to time by resolution of the Board of Directors; PROVIDED, HOWEVER, that such number shall not be less than three nor more than nine. The directors shall be elected at the annual meeting of the stockholders and may be elected at any special meeting of stockholders, except as otherwise provided herein, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation or removal from office. Directors need not be stockholders.

    Section 3. VACANCIES AND NEWLY-CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation, retirement, disqualification or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by law.

    Section 4. PLACE OF MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

    Section 5. MEETINGS. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board. No notice of regular meetings need be given, other than by announcement at the immediately preceding regular meeting. Special meetings of the Board may be called by the Chairman of the Board, or the President or by the Secretary on the written request of a majority of the Board of Directors.
Notice of any special meeting of the Board shall be given at least twenty-four

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hours prior thereto, either in writing, or telephonically if confirmed promptly in writing, to each director at the address shown for such director on the records of the Corporation.

    Section 6. WAIVER OF NOTICE; BUSINESS AND PURPOSE. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice either before or after the time of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and at the beginning of the meeting records such objection with the person acting as secretary of the meeting and does not thereafter vote on any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting, unless specifically required by the Delaware Law.

    Section 7. QUORUM AND MANNER OF ACTING. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Delaware Law or by the Certificate of Incorporation. Withdrawal of directors from any meeting shall not cause the failure of a duly constituted quorum at such meeting. A director who is in attendance at a meeting of the Board of Directors but who abstains from the vote on any matter shall not be deemed present at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present at such meeting for all other purposes.

    Section 8. NOMINATION OF DIRECTORS AND PRESENTATION OF BUSINESS AT STOCKHOLDER MEETINGS.

         (a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or
    (iii) by any stockholder who was a stockholder of record at the time of the giving of notice provided for in this Section 8, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
    Section 8.

         (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
    (a) of this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a

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    stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business or the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder as they appear on the Corporation's books, and of such beneficial owner and
    (2) the class and number of shares of stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding anything in the second sentence of this paragraph
    (b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the public announcement is first made by the Corporation.

         (c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders with regard to which the Board of Directors has determined that directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (ii) by any stockholder who is a stockholder of record at the time of the giving of notice provided for in this Section 8, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 8. In the event the Corporation calls a special

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    meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice setting forth the information and complying with the form described in paragraph
    (b) of this Section 8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the late of (i) the 60th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (d) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. The Chairman of the meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective nominations or proposal shall be disregarded.

         (e) For purposes of this Section 8, "PUBLIC ANNOUNCEMENT" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

         (f) Notwithstanding the foregoing provisions of this Section 8, (i) if any class or series of stock has the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, such directors shall be nominated and elected pursuant to the terms of such class or series of stock; and (ii) a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
    Section 8. Nothing in this Section 8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

    Section 9. ORGANIZATION. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If the Chairman of the Board is not elected or, if elected, is not present, the President, or if the President is not present, a director chosen by a majority of the directors present, shall act as chairman at such meeting of the Board of Directors.

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    Section 10.    COMMITTEES.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more committees, each such committee to consist of one or more directors. Except as expressly limited by Delaware Law or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, also may designate one or more additional directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

    Section 11. ACTION WITHOUT MEETING. Unless otherwise specifically prohibited by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, execute a consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

    Section 12. ATTENDANCE BY TELEPHONE. Members of the Board of Directors, or any committee thereof, may participate in and act at any meeting of the Board of Directors, or such committee, as the case may be, through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

    Section 13. COMPENSATION. By resolution of the Board of Directors, irrespective of any personal interest of any of the members, the directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum of attendance at meetings or a stated salary as directors. These payments shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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                                      ARTICLE IV
                                       OFFICERS

    Section 1. ENUMERATION. The officers of the Corporation shall be elected by the Board of Directors and shall include a President, one or more Vice Presidents (the number and designation thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it may deem appropriate. Any number of offices may be held by the same person.

    Section 2. TERM OF OFFICE. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified, or until their earlier death, termination, resignation or removal from office. Any officer or agent of the Corporation may be removed at any time by the Board of Directors, with or without cause. Any vacancy in any office because of death, resignation, termination, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

    Section 3. CHAIRMAN OF THE BOARD. The Chairman of the Board, when and if elected, shall preside at meetings of the Board of Directors and of stockholders and shall have such other functions, authority and duties as may be prescribed by the Board of Directors. The Chairman of the Board, if any, shall be a member of the Board of Directors of the Corporation.

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    Section 4.     PRESIDENT.  The President shall be the chief executive
officer of the Corporation and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall have such other functions, authority and duties as customarily appertain to the chief executive officer of a business corporation and shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors.

    Section 5. VICE PRESIDENTS. In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or if there be more than one, first, the Executive Vice Presidents, then the Senior Vice Presidents, then the Vice Presidents, or in the absence of any designation, then in the order of their most recent election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. A Vice President who is appointed as such with respect to a particular area of responsibility or function of the Corporation shall, subject to the authority of the Chairman and the President, perform all duties and have all authority pertaining to the general and active management of such area or function and shall see that all orders and resolutions of the Board of Directors pertaining to such area or function are carried into effect. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, or the President may from time to time prescribe.

    Section 6. SECRETARY. The Secretary shall: (a) keep a record of all proceedings of the stockholders, the Board of Directors and any committees thereof in one of more books provided for that purpose; (b) give, or cause to be given, all notices that are required by law or these Bylaws to be given by the Secretary; (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation; (d) have authority to affix the seal of the Corporation to all instruments the execution of which requires such seal and to attest such affixing of the seal; (e) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (f) sign, with the Chairman or the President or any Vice President, or any other officer thereunto authorized by the Board of Directors, any certificates for shares of the Corporation, or any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed by the signature of more than one officer; (g) have general charge of the stock transfer books of the Corporation; (h) have authority to certify as true and correct, copies of the Bylaws, or resolutions of the stockholders, the Board of Directors and committees thereof, and of other documents of the Corporation; and (i) in general, perform the duties incident to the office of secretary and such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

    Section 7. ASSISTANT SECRETARY. The Assistant Secretary, or if there shall be more than one, each Assistant Secretary in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall have the authority to perform the duties of the Secretary, subject to such limitations

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thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

    Section 8. TREASURER. The Treasurer shall be the principal accounting and financial officer of the Corporation. The Treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform the duties incident to the office of treasurer and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President. The Treasurer may sign with the Chairman, the President or any Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

    Section 9. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, each Assistant Treasurer, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, shall have the authority to perform the duties of the Treasurer, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the President or the Treasurer.

    Section 10. GENERAL COUNSEL. The General Counsel shall be the chief legal adviser of the Corporation as to all matters affecting the Corporation or its business. In general, he shall perform all the duties incident to the office of General Counsel and have such other duties as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

    Section 11. OTHER OFFICERS AND AGENTS. Any officer or agent who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these Bylaws shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

                                      ARTICLE V
                                CERTIFICATES OF STOCK

    Section 1. FORM. The shares of the Corporation shall be represented by certificates; PROVIDED, HOWEVER, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Each certificate for shares shall be consecutively numbered or otherwise identified. Certificates of stock in the Corporation, shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary

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of the Corporation.  Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of one or more officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

    Section 2. TRANSFER. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, subject to any restriction imposed by law or by contract, to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its stock transfer books.

    Section 3. REPLACEMENT. In case of the loss, destruction, mutilation or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation may be issued upon the surrender of the mutilated certificate or, in the case of loss, destruction or theft of a certificate, upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost, destroyed or stolen.

                                      ARTICLE VI
             INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

    Section 1. THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director or officer, of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; PROVIDED, HOWEVER, the

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Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Section 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors.

    Section 3. INDEMNITY IF SUCCESSFUL. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    Section 4.     STANDARD OF CONDUCT.  Except in a situation governed by
Section 3 of this Article, any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2, as applicable, of this Article. Such determination shall be made (i) by a majority vote of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit or proceeding is present, or (ii) if

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such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. The determination required by clauses
(i) and (ii) of this Section 4 may in either event be made by written consent of the majority required by each clause.

    Section 5. EXPENSES. Expenses (including attorneys' fees) of each officer and director hereunder indemnified actually and reasonably incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by employees and agents may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board of Directors deems appropriate.

    Section 6. NONEXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    Section 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Delaware Law.

    Section 8. DEFINITIONS. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify any or all of its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such constituent corporation, or was serving at the request of such constituent corporation in any other capacity, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued as such corporation was constituted immediately prior to such merger.

    For purposes of this Article, references to "other capacities" shall include serving as a trustee or agent for any employee benefit plan; references to "fines" shall include any excise taxes assessed on a person with respect to

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an employee benefit plan; and references to "serving at the request of the
Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

    Section 9. SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

    Section 10. AMENDMENT. The right to indemnification conferred by this Article shall be deemed to be a contract between the Corporation and each person referred to herein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.

                                     ARTICLE VII
                                  GENERAL PROVISIONS

    Section 1. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year unless otherwise fixed from time to time by resolution of the Board of Directors.

    Section 2. CORPORATION SEAL. The corporate seal of the Corporation shall be inscribed with the name of the Corporation and the words "Corporate Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

    Section 3. NOTICES AND MAILING. Except as otherwise provided by Delaware Law, the Certificate of Incorporation or these Bylaws, all notices required to be given by any provision of these Bylaws shall be deemed to have been given (i) when received, if given in person, (ii) on the date of acknowledgment of receipt, if sent by telex, facsimile or other wire transmission, (iii) one day after delivery, properly addressed, to a reputable courier for same day or overnight delivery, or (iv) three days after being deposited, properly addressed, in the U.S. mail, certified or registered mail, postage prepaid.

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    Section 4.     WAIVER OF NOTICE.  Whenever any notice is required to be
given under the Delaware Law or the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

    Section 5. INTERPRETATION. In these Bylaws, unless a clear contrary intention appears, the singular number includes the plural number and VICE VERSA, and reference to either gender includes the other gender.

                                     ARTICLE VIII
                                      AMENDMENTS

    These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the Bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

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